Exhibit 99.3

Hydra Dutch Holdings 1 B.V.

Interim Condensed Consolidated Financial Statements

30 June 2016

Hydra Dutch Holdings 1 B.V.

Interim Condensed Consolidated Financial Statements

30 June 2016

in ‘000 €

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Balance Sheets as of 30 June 2016 in

‘000 €

	Notes	30/06/2016 unaudited	31/12/2015 audited
ASSETS
Current assets
Cash and cash equivalents		11 974	12 608
Available-for-sale financial asset		15 007	15 019
Trade receivables - net		76 095	68 105
Income tax receivable		2 633	2 224
Receivable from related parties		74	71
Prepaid and other assets		14 747	7 767
Inventories		18 201	17 944
Financial asset at fair value through profit or loss		11 195	—

Non-current assets		149 926	123 738

Property, plant and equipment		87 466	82 360
Goodwill		171 532	164 511
Other intangible assets		87 425	91 055
Deferred tax assets		17 918	15 956
Other non-current assets		2 853	2 332

		367 194	356 214

Total assets		517 120	479 952

LIABILITIES
Current liabilities
Borrowings	5	364 818	4 767
Trade accounts payable		39 142	36 820
Current tax liability		5 017	4 626
Other current liabilities		43 901	44 651
Customer deposits and prepaid income		31 967	33 534
Provisions		1 678	2 208
Borrowing from shareholder and related parties		78 865	91

Non-current liabilities		565 388	126 697

Deferred tax liabilities		20 819	19 178
Borrowings	5	2 680	298 616
Other non-current liabilities		2	52
Provisions		982	1 026
Liability for employee rights		5 253	5 250
Borrowing from shareholder and related parties		—	75 623
Derivatives financial instruments		5 585	5 201

		35 321	404 946

Total liabilities		600 709	531 643

EQUITY
Capital and reserves attributable to the Company’s equity holders
Share capital		—	—
Share premium		13 618	13 618
Other Reserves		(364)	(352)
Cumulative translation adjustment		10 972	9 649
Accumulated deficit		(108 005)	(74 760)

		(83 779)	(51 845)
Non controlling interests in Equity		190	154

Total deficit		(83 589)	(51 691)

Total liabilities and equity		517 120	479 952

The accompanying notes are an integral part of these interim condensed consolidated financial statements

/s/ Raanan Zilberman	/s/ Itamar Eder	/s/ Stephane Parisod
Raanan Zilberman	Itamar Eder	Stephane Parisod
Chief Executive Officer	Chief Financial Officer	Group Financial Controller

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Statements of Comprehensive Loss as of 30 June 2016

in ‘000 €

	For the 6 months ended 30/06/2016 unaudited	For the 6 months ended 30/06/2015 unaudited	For the 3 months ended 30/06/2016 unaudited	For the 3 months ended 30/06/2015 unaudited
Revenues	176 583	175 452	93 075	93 146
Cost of goods sold	(57 171)	(58 283)	(29 795)	(30 110)

Gross profit	119 412	117 169	63 280	63 036
Service expenses	(66 769)	(66 828)	(34 703)	(34 634)
Sales & Marketing expenses	(17 072)	(18 202)	(8 528)	(9 705)
General and administration expenses	(13 729)	(13 620)	(7 232)	(7 186)
Amortization of customer portfolio and trademarks	(5 665)	(5 424)	(2 874)	(2 816)
Other operating expenses	(7 788)	(11 174)	(4 294)	(6 496)

Income from operations	8 389	1 921	5 649	2 199

Financial income	1 681	6 908	770	4 896
Financial expenses	(42 061)	(21 664)	(31 091)	(11 022)

Loss before taxes	(31 991)	(12 835)	(24 672)	(3 927)

Taxation	(1 218)	(218)	(679)	281

Net loss	(33 209)	(13 053)	(25 351)	(3 646)

Other comprehensive income / (loss) :
Items that may be reclassified subsequently to profit or loss:

Currency translation adjustment	1 323	23 453	1 655	(51)

Changes in the fair value of available-for-sale financial assets	(12)	3	(7)	1

Total comprehensive income / (loss)	(31 898)	10 403	(23 703)	(3 696)

Net loss attributable to:
Equity holders of the company	(33 245)	(13 084)	(25 365)	(3 674)
Non controlling interest	36	31	14	28

	(33 209)	(13 053)	(25 351)	(3 646)

Total comprehensive loss attributable to:
Equity holders of the company	(31 934)	10 372	(23 717)	(3 724)
Non controlling interest	36	31	14	28

	(31 898)	10 403	(23 703)	(3 696)

The accompanying notes are an integral part of these interim condensed consolidated financial statements

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Statements of Cash Flows as of 30 June 2016

in ‘000 €

	30/06/2016 unaudited	30/06/2015 unaudited
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before taxes on income	(31 991)	(12 835)
Adjustment for :
Depreciation and amortization	17 395	16 897
Amortization of capitalized financial costs	11 498	2 583
Financial expenses net, included in loss before taxes on income	28 498	12 981
Gain on disposal of property, plant and equipment	363	—
Derivative financial instruments	384	(807)
Other operating items	(104)	(43)
Change in fair value of financial asset through or loss	(100)	—

Operating cash flow before working capital changes	25 943	18 776

Changes in operating working capital
Increase in Trade receivables	(7 331)	(12 210)
Increase in inventories	(45)	(1 907)
Increase in Prepaid and other assets	(6 334)	(2 909)
Increase in Trade accounts payable	2 787	1 345
Increase (Decrease) in Other current liabilities and Provision	(3 977)	696
Payables to related parties and shareholders	31	—

Cash flows generated from operating activities	11 074	3 791

Income tax paid	(1 710)	(1 680)

Net cash flows generated from operating activities	9 364	2 111

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment (PPE) and software	(12 890)	(13 392)
Proceeds from sale of PPE	849	1 207
Acquisition of subsidiaries	(18 234)	(39 756)
Deposit on escrow account	—	(28 912)
Purchase of financial asset at fair value through profit or loss	(11 095)	—
Loan to others, net	35	—
Interest received	120	6

Net cash used in investing activities	(41 215)	(80 847)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long term borrowings	—	(54 897)
Proceeds from long-term borrowings (net of borrowing costs)	42 500	135 393
Repayment of other liabilities	(628)	(98)
Borrowings from Shareholders	—	500
Interest paid	(11 793)	(7 041)

Net cash provided by financing activities	30 079	73 857

Net decrease of cash	(1 772)	(4 879)
Effect of exchange rate changes	175	1 116
Cash and cash equivalent at beginning of year	10 450	22 541

Cash, cash equivalents and bank overdrafts at end of period	8 853	18 778

The accompanying notes are an integral part of these interim condensed consolidated financial statements

Hydra Dutch Holdings 1 B.V.

Interim Consolidated Statements of Changes in Deficit

in ‘000 €

	Attributable to equity holders of the Company						Total equity
	Share capital	Share premium	Other reserves	Cumulative translation adjustment	Accumulated deficit	Non controlling interests	Total
Balance at 1 January 2016 (audited)	—	13 618	(352)	9 649	(74 760)	154	(51 691)
Total comprehensive loss	—	—	(12)	1 323	(33 245)	36	(31 898)

Balance at 30 June 2016 (unaudited)	—	13 618	(364)	10 972	(108 005)	190	(83 589)

	Attributable to equity holders of the Company						Total equity
	Share capital	Share premium	Other reserves	Cumulative translation adjustment	Accumulated deficit	Non controlling interests	Total
Balance at 1 January 2015 (audited)	—	13 430	(1022)	(1222)	(43 097)	88	(31 823)
Total comprehensive income	—	—	3	23 453	(13 084)	31	10 403
Transactions with owners:
Capital surplus from borrowings from shareholders	—	188	—	—	—	—	188

Balance at 30 June 2015 (unaudited)	—	13 618	(1019)	22 231	(56 181)	119	(21 232)

The accompanying notes are an integral part of these interim condensed consolidated financial statements

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

1 General information

Hydra Dutch Holdings 1 BV (hereafter “the Company”), a Limited Liability Company incorporated in Amsterdam, The Netherlands, and its subsidiaries (hereafter “the Group”), are active in 19 countries and mainly engaged in Home & Office Delivery (HOD) of water cooler bottles. Additionally, the Group offers customers in most markets a range of direct-marketing products such as water filters and Lavazza coffee products.

2 Basis of preparation of financial statements

2.1 Statement of compliance

These financial statements are the interim condensed consolidated financial statements (hereafter “the interim financial statements”) of the Group for the six month period ended 30 June 2016. They are prepared in accordance with and comply with the International Accounting Standard 34, Interim Financial Reporting.

The interim financial statements include the operations of Hydra Dutch Holdings 1 B.V. and its controlled subsidiaries where control is defined as the power to govern the financial and operating policies of the enterprise so to obtain benefits from its activities. These interim financial statements should be read in conjunction with the annual consolidated financial statements for the year ended 31 December 2015. These interim financial statements are not audited.

2.2 Accounting policies

The accounting policies used in the preparation of these interim financial statements are consistent with those used in the annual consolidated financial statements for the year ended 31 December 2015.

The preparation of interim financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing these condensed consolidated interim financial statements, the significant judgments made by management in applying ‘the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the financial statements for the period from 1 January, 2015 to 31 December 2015. Regarding financial asset at fair value through profit or loss, see note 3.2.

Taxes on income in the interim periods are accrued using the tax rate that would be applicable to expected total annual profit or loss.

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

2.3 Business Combination

On 1 February 2016, the Group completed the third stage of the acquisition of the Nestlé Waters Direct (NWD) business in Poland. Due to anti-trust regulations and competition law in Poland we were able to acquire a portion of the NWD Polish business. The remaining assets that were not purchased by us were transferred to a third party company named GetFresh Sp. z o.o. (GetFresh). The overall purchase consideration for the assets transferred to us and the assets transferred to GetFresh amounts to EUR 32.7 million including a recoverable VAT amount of EUR 5.7 million. GetFresh remitted the purchase price by issuing EUR 11.1 million bonds in favor of Eden Springs Europe B.V. The EUR 18.2 million purchase price for the assets transferred to us has been preliminarily assigned to the fair values of assets acquired and liabilities assumed. This third step of the NWD acquisition was entirely funded using borrowings under the revolving credit facility agreement.

In 2016 acquired business contributed revenues of € 4’678 since the acquisition dates. If the acquisitions had occurred on 1 January 2016, the acquired businesses, for the period would have contributed revenues of € 5’614.

Details of net assets acquired and intangibles are as follows:

NWD Poland
30/06/2016
Purchase consideration :
Cash consideration	18 258

Total Purchase Consideration	18 258
Fair Value of Net Assets Acquired	(8 919)

Goodwill	9 339

The total fair values of the assets and liabilities in the acquiree’s financial statements are as follows:

30/06/2016
Purchase consideration settled in cash	18 258
Cash paid prior year acquisitions	(24)

Net Cash Flow impact from Acquisitions	18 234

NWD Poland
30/06/2016
Provisional fair values (1)
Cash and cash equivalents	—
Trade receivables	1 872
Prepaid and other current assets	82
Inventories	320
Property, plant and equipment	5 644
Customer portfolio and Trademarks	3 267
Other intangible assets	57
Trade payables	(537)
Other current liabilities	(1 786)

Total identifiable net assets	8 919
Goodwill	9 339

18 258

(1)	Based on a preliminary purchase price allocation conducted

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

3 Financial risk management and financial instruments

3.1 Financial risk factors

The Group’s activities expose it to a variety of financial risks: foreign currency exchange risk, cash flow interest rates risk, credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Group.

The condensed consolidated interim financial statements do not include all financial risk management information and disclosures required in the annual financial statements; they should be read in conjunction with the group’s annual financial statements as at 31 December 2015.

3.2 Fair value estimation

The table below presents financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

•	Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1).

•	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (Level 2).

•	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (Level 3).

	Level 2
Liabilities	30.06.2016	31.12.2015
Derivatives financial instruments	(5 585)	(5 201)

The fair value of the financial asset at fair value through profit or loss is at level 3 measurement (see note 2.3) . Changes in fair value are classified in other operating expenses net, and amounted to EUR 100 in the six months ended June 30, 2016.

There were no transfers between Levels 1 and 2 during the period, and there were no changes in valuation techniques during the periods

3.3 Valuation techniques used to derive Level 2 fair values

Level 2 trading derivatives comprise interest rate swaps. Interest rate swaps are fair valued using forward interest rates extracted from observable yield curves. The effects of discounting are generally insignificant for Level 2 derivatives.

3.4 Fair value of financial assets and liabilities measured at amortized cost

The fair value of the senior secured notes as of June 30, 2016 is EUR 309.4 millions.

The fair value of the following financial assets and liabilities approximate their carrying amount :

•	Borrowing from shareholders and related parties

•	Trade and other receivables

•	Other current financial assets

•	Cash and cash equivalents

•	Trade payables and other current liabilities

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

4 Seasonality

The HOD business, in the same way as all other water businesses, is seasonal. The period from May to September represents the peak period for sales and revenues, due to increased consumption of water during the summer months.

5 Borrowings

	30/06/2016	31/12/2015
Non-Current
Senior secured notes and bank borrowings, net	—	295 378
Finance lease liabilities	2 680	3 238

	2 680	298 616

Current
Senior secured notes and bank borrowings, net	359 395	—
Bank borrowings, net	3 121	2 158
Finance lease liabilities	1 116	1 203
Other borrowings	1 186	1 406

	364 818	4 767

Total borrowings	367 498	303 383

On 29 January 2015, the Company successfully issued EUR 160 million of 8% Senior Secured Notes due 15 April 2019 comprising of EUR 35 million of Exchange Notes of the existing EUR 210 million Floating Rate Senior Secured Notes due 2019 and EUR 125 million of New Cash Notes to finance the acquisition of the Nestle Waters Direct water solutions businesses in Germany, the Netherlands, Portugal, Russia and Poland from Nestle Waters as well as repaying in full the utilization of the Bridge facility.

The Notes are redeemable by the Company at any time prior to their maturity, based on prices and terms stipulated in the Notes agreement which include a make-whole call premium if the Notes are redeemed prior to 1 February 2017.

Therefore, on 29 January 2015, the Company used the first portion of the proceeds from the New Cash Notes to repay EUR 53.2 million of the Bridge Facility that was partially drawn on 28 November 2014 in connection with the first stage of the acquisition of three of the five Nestle Waters Direct water solutions businesses from Nestle Waters. The closing date for the acquisition of the businesses in the Netherlands, Portugal and Germany occurred on 1 December 2014.

On 2 February 2015, the Company used a second portion of the proceeds from the New Cash Notes to settle the purchase price for the acquisition of Nestle Waters Direct water solution business in Russia. The remainder of the proceeds from the New Cash Notes was deposited into an Escrow Account held with the Escrow Agent in the name of the Company pursuant to an Escrow Agreement. This remainder of the proceeds from the New Cash Notes was to be used to pay the purchase price for the acquisition of Nestle Waters Direct water solution business in Poland.

As the acquisition of Nestle Water Direct Poland did not occur on or prior to 31 October 2015 (the “Polish NWDE Closing Date”) the Company redeemed EUR 34.9 million in aggregate principal amount of EUR 160 million 8% Senior Secured Notes due 2019 (the “Notes”) at a price equal to 101% of that aggregate principal amount of the Notes plus accrued but unpaid interest on 9 November 2015 (the “Redemption Date”). Following the Redemption Date, the outstanding principal amount of the Notes is EUR 125.1 million.

On 30 October 2015 the Company secured an increase of the existing Revolving Credit Facility Agreement (the “RCF”) that was entered on 15 April 2014. The RCF increased from an aggregate amount of EUR 45 million to EUR 65 million.

On 1 February 2016, the Company used additional RCF proceeds to settle the purchase price of Nestle Water Poland that was drawn on 29 January 2016. The total RCF drawdawn as of 30 June 2016 is EUR 50 million.

On 30 June 2016 the senior secured notes as well as the RCF are classified as current liability following the early redemption of these senior secured notes and the full repayment of the senior secured notes and the RCF that occurred on 2 August 2016, date of the closing of the Eden Springs acquisition by Cott Corporation, which included an additional prepayment amount of EUR 10 million , accordingly such additional prepayment amount as well as unamortized borrowing costs, in an aggregate amount of EUR 19.7 million is recorded as financial expenses in the second quarter of 2016. The prepayment of the debt was financed by Cott following closing of the transaction.

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

6 Segment information

General

The chief operating decision maker of the Group (hereinafter - CODM). The CODM reviews internal reports of the Group to assess performance and for resource allocation. Group management identified operating segments based on those reports.

The CODM reviews the business activity based on geographical regions, and this serves management to assess performance of geographical regions and to allocate resources. European regions have been aggregated since they bear similar economic characteristics and are similar in the nature of products and production processes, types of customers and distribution methods

As of June 30, 2016, the CODM reviews the performance of operating segments in the year ended on that date based on measuring income before financing expenses, financing income, tax, depreciation, amortization, other expenses and income (loss) (operating EBITDA).

Information related to geographical segments:

For the 6 months ended
30/06/2016
	Europe	Israel	Total
Segment income	129 611	46 972	176 583
Operating EBITDA	28 187	5 385	33 572
Capex	8 608	3 433	12 041

For the 6 months ended
30/06/2015
	Europe	Israel	Total
Segment income	130 746	44 706	175 452
Operating EBITDA	25 510	4 482	29 992
Capex	9 728	3 660	13 387

	For the 6 months ended	For the 6 months ended
	30/06/2016	30/06/2015
Operating EBITDA of reporting segments	33 572	29 992
Depreciation and amortization	(17 395)	(16 897)
Other expenses - net	(7 788)	(11 174)

Operating income	8 389	1 921
Financing income	1 681	6 908
Financing expenses	(42 061)	(21 664)
Taxes on income	(1 218)	(218)

Net loss	(33 209)	(13 053)

The following is a breakdown of revenue from external customers of the Group’s products:

	For the 6 months ended	For the 6 months ended
	30/06/2016	30/06/2015
Water	142 429	140 521
Coffee	34 154	34 931

	176 583	175 452

Hydra Dutch Holdings 1 B.V.

Notes to the Interim Condensed Consolidated Financial Statements

in ‘000 €

7 Contingent liabilities and Commitments

The French, German, Israeli and Polish subsidiaries are involved in legal actions in the ordinary course of business. The total amount thereof is approximately € 912. A total provision of € 912 is recorded as of 30 June 2016.

On 25 February 2015 a request for a class action was filed against Mey Eden Bar – First Class Service Ltd. (“MEB”) in the sum of NIS 444 million (approx. € 103.6 million). The plaintiff’s claim is that the UV light in the company’s water bars marketed by MEB did not function as it was supposed to. At this stage, the probabilities of the claim being accepted and that financial resources will be required to discharge the claim, could not be estimated by the company and the company’s lawyers.

On 29 September, 2014 a request for a class action was filed against Mey Eden Bar – First Class Service Ltd. (“MEB”) by a former HOD customer. The plaintiff claims that MEB raised the prices of the HOD dispensers without a proper prior notice, that the total amount of the raises was unreasonably high and that the in some of the raises the notice of the raise was not in line with the actual raise. The plaintiff estimated the total damages to all MEB customers in the sum of NIS 67 million (approx € 15.6 million). On April 6, 2016 the parties signed a settlement agreement in which an expert will be appointed to examine past price increases and check if they were legally carried out. MEB will than compensate its customers in the sum equal to 40% of the total sums that will be found by the expert (“Total COMPENSATION”) plus the plaintiff compensation and legal fees in the amount equal to 20% of the total compensation fee. The agreement was submitted to court for its approval on April 18, 2016. Based on the settlement agreement, Management estimates the potential future compensation expenses to be approximately € 200, and respectively a provision was recorded.

8 Subsequent events

On 2 August 2016 Hydra Luxembourg Holdings S.à.r.l. - the shareholders of the company sold the sole issued and outstanding share capital of the company to Carbon Acquisition Co B.V., a wholly owned subsidiary of Cott Corporation for an amount of EUR 470 million subject to customary adjustments for cash, debt, working capital and other items.

Between 1 and 3 August 2016, in conjunction with the acquisition the borrowings from shareholders were fully repaid, in an amount of EUR 79.3 million.

On 9 September 2016, Hydra Dutch Holdings 1 B.V. had no subsequent event leading to a material modification of the financial statements.